                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        GOODRICH PETROLEUM CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------


    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

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Notes:

                        GOODRICH PETROLEUM CORPORATION

                                HOUSTON, TEXAS

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1996

                               ----------------

To the Stockholders:

  The Annual Meeting of the Stockholders (the "Annual Meeting") of Goodrich Petroleum Corporation, a Delaware corporation (the "Company"), will be held at Wheless Auditorium, Commercial Center, 333 Texas Street, Shreveport, Louisiana, on May 22, 1996, at 11:00 a.m. local time, for the following purposes:

  1. To elect three directors to serve until the annual stockholders' meeting in 1999 and until their successors have been elected and qualified; and

  2. To approve an amendment to the Company's 1995 Nonemployee Director Stock Option Plan;

  3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ended December 31, 1996; and

  4. To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

  The close of business on March 25, 1996, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

  You are cordially invited to attend the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy promptly. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.

                                          By Order of the Board of Directors

                                          Walter G. "Gil" Goodrich
                                          President and Chief Executive
                                           Officer

April 2, 1996
Houston, Texas

                        GOODRICH PETROLEUM CORPORATION

                                5847 SAN FELIPE
                                   SUITE 700
                             HOUSTON, TEXAS 77057

                               ----------------

                                PROXY STATEMENT

                               ----------------

                   SOLICITATION AND REVOCABILITY OF PROXIES

  The accompanying proxy is solicited by the Board of Directors of Goodrich Petroleum Corporation, a Delaware corporation (the "Company") for use at the Annual Meeting to be held at 11:00 a.m., local time on May 22, 1996, at Wheless Auditorium, Commercial Center, 333 Texas Street, Shreveport, Louisiana, or at any adjournment(s) thereof. The Company will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies. The Company will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of shares of the Company's common stock (the "Common Stock"). In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by fax, telex, telephone and personal interview. The approximate date on which this Proxy Statement and the accompanying proxy will first be sent to Stockholders is April 5, 1996.

  The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

  Only holders of record of shares of Common Stock at the close of business on March 25, 1996 (the "Record Date") will receive notice of and will be entitled to vote at the Annual Meeting. At the close of business on March 25, 1996, there were 41,804,510 shares of Common Stock outstanding. Holders of record of shares of Common Stock on the Record Date are entitled to one vote for each share of Common Stock held. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

  The Company's annual report to stockholders for the year ended December 31, 1995, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

                       PROPOSAL 1--ELECTION OF DIRECTORS

GENERAL

  Three directors are to be elected at the Annual Meeting. The Company's Bylaws provide for a classified Board of Directors. Thus, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire, respectively, on the dates of the Company's Annual Meetings of Stockholders in 1996, 1997 and 1998. Sheldon Appel, John C. Napley and J. Michael Watts have been nominated to serve in Class I and, if elected, will serve until the Company's 1999 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified. Each of the nominees for director currently serves as a director of the Company. The remaining eight directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 1997 or 1998. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, abstentions and "broker non-votes" will have no effect on the outcome of the election assuming a quorum is present or represented by proxy at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

  Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

  U. E. "Pat" Patrick resigned from the Board of Directors on March 13, 1996. The Board has determined to reduce the Board of Directors to eleven from twelve as a result of such resignation.

  The following sets forth information regarding the names, ages and principal occupations of the nominees and directors and directorships in other companies held by them:

  CLASS I DIRECTORS AND NOMINEES--TERMS TO EXPIRE AT THE 1999 ANNUAL MEETING

               NAME                AGE                  POSITION
               ----                ---                  --------
Sheldon Appel.....................  62                  Director
John C. Napley....................  72                  Director
J. Michael Watts..................  36                  Director

         CLASS II DIRECTORS--TERMS EXPIRING AT THE 1997 ANNUAL MEETING

               NAME                AGE                  POSITION
               ----                ---                  --------
Jeff H. Benhard...................  67                  Director
Henry Goodrich....................  65       Chairman of the Board, Director
James R. Jenkins..................  77                  Director
Wayne G. Kees.....................  73                  Director

        CLASS III DIRECTORS--TERMS EXPIRING AT THE 1998 ANNUAL MEETING

               NAME                AGE                  POSITION
               ----                ---                  --------
Basil M. Briggs...................  60                  Director
Benjamin F. Edwards...............  69                  Director
Walter G. Goodrich................  37   President, Chief Executive Officer and
                                                        Director
Arthur A. Seeligson...............  37                  Director

DIRECTORS AND DIRECTOR NOMINEES

  The following biographies describe the business experience of the directors and nominees of the Company:

  Sheldon Appel has been involved in real estate development and finance since 1955 when he formed the Sheldon Appel Companies. Mr. Appel also has served as a director of American Consumer Industries and Beverly Hills Savings and Loan Association and is a current director of Rand Corporation.

  John C. Napley has been an independent oil and gas consultant since 1984. He was the president of NG Securities Corp. from 1984 through October 1988.

  J. Michael Watts has been a Director and Vice President of Marketing and Administration of Goodrich Oil Company since 1985 and has been employed by Goodrich Oil Company since 1983. From 1981 to 1983, Mr.

Watts was employed by P&O Falco, Inc. Mr. Watts is the son-in-law of Henry Goodrich and the brother-in-law of Walter G. Goodrich.

  Jeff H. Benhard is the President and Chief Executive Officer of a number of businesses owned by the Benhard family, including Benhard Grain, Inc., Peoples Moss Gin Co., Inc. and Louisiana Premium Seafoods, Inc. Mr. Benhard has been involved in the agriculture and aquaculture businesses since 1949. He is currently a director of the Pan American Life Insurance Company and the Past President of the LSU Foundation. Mr. Benhard is also a Director of the Washington State Bank of Louisiana.

  Henry Goodrich is a petroleum geologist with over 45 years experience in the oil and gas industry. Mr. Goodrich has served as an exploration geologist with the Union Producing Company and the McCord Oil Company. From 1971 to 1975, Mr. Goodrich was President, Chief Executive Officer and a partner of the McCord-Goodrich Oil Company. In 1975, Mr. Goodrich formed the Goodrich Oil Company and remains its Chairman and Chief Executive Officer. Mr. Goodrich was elected Chairman of the Board of the Company on March 13, 1996. Mr. Goodrich also serves as a consultant to the Company. Mr. Goodrich is also a director of Pan American Life Insurance Company.

  James R. Jenkins is a practicing certified public accountant. He has been a partner or officer of the firm of Jenkins, Magnus, Volk & Carrol, Bloomfield Hills, Michigan, since 1951.

  Wayne G. Kees has been primarily engaged in the management of his personal investments since 1976. Mr. Kees is also a director of Sizzler International, Inc.

  Basil M. Briggs has been a practicing attorney in Detroit, Michigan since 1961 and is currently of counsel with the firm of Miro, Miro & Weiner in Bloomfield Hills, Michigan. Mr. Briggs is also a director of Marcum Natural Gas Services, Inc.

  Benjamin F. Edwards, II has been an independent oil and gas consultant since 1975. From July 1977 through August 1984, Mr. Edwards was a full-time consultant to Patrick Petroleum Company for corporate development, corporate planning and financial matters.

  Walter G. "Gil" Goodrich is the President and Chief Executive Officer of the Company. Mr. Goodrich also served as a member of the Management Committee of La/Cal Energy Partners a predecessor to the Company. He was Goodrich Oil Company's Vice President of Exploration from 1985-89 and its President from 1989 to August 1995. He joined Goodrich Oil Company as an exploration geologist in 1980.

  Arthur A. Seeligson has primarily been engaged in the management of his personal investments since 1995. From 1991 to 1993, Mr. Seeligson was a Vice President, Energy Corporate Finance at Wertheim Schroder & Company, Inc. From 1993 to 1995, Mr. Seeligson was a Principal, Corporate Finance, at Wasserstein, Perella & Co.

EXECUTIVE OFFICERS OF THE COMPANY

  The executive officers of the Company are Walter G. Goodrich, Roland L. Frautschi and Robert C. Turnham, Jr. Biographical information regarding Mr. Goodrich is included under the caption "Election of Directors--Directors and Director Nominees." Roland Frautschi is the Company's Senior Vice President, Chief Financial Officer and Treasurer. He was employed by Goodrich Oil Company from 1982 to August 1995. During that time, he served Goodrich Oil Company in a number of capacities, including internal auditor, controller and from 1990 to August 1995, as Goodrich Oil Company's Vice President of Finance. Robert C. Turnham, Jr., the Company's Senior Vice President and Chief Operating Officer, has held various positions in the oil and gas business since 1981. From 1981 to 1984, Mr. Turnham served as a financial analyst for Pennzoil USA. In 1984, he formed Turnham-Interests, Inc., a professional land management company. From 1993 to August 1995, he served as president and as a partner of Liberty Production Company, an oil and gas exploration and production company. Each of the executive officers assumed their positions with the Company in August 1995 upon the closing of the combination of Patrick Petroleum Company ("Patrick") and La/Cal Energy Partners ("La/Cal").

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company has four standing committees, the membership and functions of which are described below:

  Executive Committee. The members of the Executive Committee are Messrs. Walter G. Goodrich, Henry Goodrich and a director that has not currently been designated by the Board of Directors. The Executive Committee is delegated the authority to approve any actions that the Board of Directors could approve, except to the extent restricted by law or by the Company's Certificate of Incorporation or Bylaws.

  Audit Committee. The members of the Audit Committee are Messrs. Appel, Benhard and Briggs. The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, approving professional services provided by the independent auditors and reviewing the adequacy of the Company's internal accounting controls.

  Compensation Committee. The members of the Compensation Committee are Messrs. Benhard, Briggs and Seeligson. The Compensation Committee's functions include a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee reviews the Chief Executive Officer's recommendations on (i) compensation of all officers of the Company, (ii) granting of awards under the Company's stock option and other benefit plans, and (iii) adopting and changing major Company compensation policies and practices. The Compensation Committee reports its recommendations to the entire Board of Directors for approval. The Compensation Committee also administers the Company's 1995 Stock Option Plan.

  Joint Participation Committee. The members of the Joint Participation Committee are Messrs. Seeligson and Benhard. The function of the Joint Participation Committee is to provide a disinterested oversight and awareness of the Company's elections to acquire participation interests from Goodrich Oil Company pursuant to the Joint Participation Agreement between the Company and Goodrich Oil Company. The members of the Joint Participation Committee shall determine whether to authorize management of the Company to elect to acquire a participation interest in prospects or acquisitions generated by Goodrich Oil Company. See "Certain Relationships and Other Transactions--Joint Participation Agreement with Goodrich Oil Company."

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The table below sets forth, as of March 25, 1996, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of the shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

                                                            AMOUNT OF
                                                           COMMON STOCK
                                                            AND NATURE
                                                                OF      PERCENT
                                                            BENEFICIAL    OF
                    NAME OF BENEFICIAL OWNER                OWNERSHIP    CLASS
                    ------------------------               ------------ -------
      Henry Goodrich(1)...................................   5,048,811   12.1%
       333 Texas St., Suite 1350
       Shreveport, LA 71101
      Walter G. Goodrich(2)...............................   8,207,906   19.6%
       5847 San Felipe, Suite 700
       Houston, TX 77057
      Sheldon Appel(3)(4).................................     948,170    2.3%
      Jeff H. Benhard(4)..................................      36,000      *
      J. Michael Watts(4)(5)..............................   1,115,350    2.7%
      Basil M. Briggs(4)..................................      20,652      *
      Benjamin F. Edwards, II(4)..........................      23,000      *
      Wayne G. Kees(4)....................................      30,165      *
      James R. Jenkins(4).................................      36,105      *
      John C. Napley(4)...................................      69,572      *
      Roland L. Frautschi.................................     663,496    1.6%
      Robert C. Turnham, Jr...............................     100,310      *
      Arthur A. Seeligson(4)(6)...........................     120,000      *
      FMR Corp.(7)(8).....................................   2,158,790    5.2%
       82 Devonshire St.
       Boston, MA 02109
      Leo E. Bromberg(7)(9)...............................   3,218,786    7.7%
       280 S. Beverly Dr.
       Suite 401
       Beverly Hills, CA 90212
      Rochelle Rand(7)....................................   2,430,174    5.8%
       2550 Fifth Ave.
       Suite 126
       San Diego, CA 92103
      B.A.R.D. Industries, Inc.(10).......................   3,107,741    7.4%
       15311 Vantage Parkway West
       Suite 315
       Houston, TX 77032
      Directors and Executive Officers as a Group (13
       persons)(11).......................................  12,017,385   28.8%

- --------
 *  Less than 1%.
(1) Includes 4,402,152 shares held by HGF Partnership, a Louisiana general partnership ("HGF Partnership"). Henry Goodrich is the managing general partner of HGF Partnership, and Walter G. Goodrich holds a general partnership interest in HGF Partnership, through a wholly owned company. Henry Goodrich exercises sole voting and investment power with respect to the shares held by HGF Partnership.

 (2) Includes 4,402,152 shares held by HGF Partnership, a Louisiana general partnership owned by Henry Goodrich and, indirectly, Walter G. Goodrich. Henry Goodrich exercises sole voting and investment power with respect to the shares held by HGF Partnership. Also includes 2,201,076 of the shares owned by Goodrich Energy, Inc. Walter G. Goodrich is the sole stockholder of Goodrich Energy, Inc. Also includes 13,320 shares of Common Stock issuable upon the conversion of 4,000 shares of Goodrich Petroleum Corporation Series A Preferred Stock.
 (3) Includes 818,280 shares of Common Stock held by the Sheldon Appel Company, a partnership affiliated with Mr. Appel. Mr. Appel has advised the Company that he exercises sole voting and investment power with respect to these shares. Also includes 109,890 shares of Common Stock issuable upon the conversion of 33,000 shares of Goodrich Petroleum Corporation Series A Preferred Stock.
 (4) Includes options to purchase 20,000 shares that are currently exercisable pursuant to the Company's 1995 Nonemployee Director Stock Option Plan.
 (5) Includes 170,831 shares held by Mr. Watts' wife and 84,200 shares held jointly by Mr. Watts and his wife over which Mr. Watts exercises shared voting and investment power.
 (6) Includes 40,000 shares issuable upon the exercise of outstanding stock options.
 (7) Based upon a report on Schedule 13G dated February 14, 1996.
 (8) Includes 1,800,645 shares of Common Stock issuable upon conversion of 540,200 shares of Goodrich Petroleum Corporation Series A Preferred Stock.
 (9) Includes 2,260,667 shares held by Mr. Bromberg as trustee. Mr. Bromberg has advised the Company that he exercises sole investment and voting control over such shares.
(10) Based on a Schedule 13D dated February 6, 1995.
(11) The number of shares beneficially owned by all executive officers and directors as a group includes 220,000 shares which directors of the Company have the right to acquire pursuant to options exercisable within 60 days pursuant to the Company's 1995 Nonemployee Director Stock Option Plan.

INFORMATION REGARDING MEETINGS

  The Board of Directors held one meeting in 1995. The Audit Committee, the Compensation Committee and the Executive Committee were established after the merger of Patrick and La/Cal, which occurred in August 1995 and the Joint Participation Committee was formed in March 1996. The Audit and Compensation Committee each held one meeting in 1995, while the Executive Committee did not meet in 1995. Each member of the Board of Directors attended the meeting in 1995, except Wayne G. Kees, who did not attend the first meeting.

DIRECTOR COMPENSATION

  General. For serving on the Company's Board of Directors, each of the directors who are not officers or consultants of the Company or its subsidiaries are paid $1,000 for each Board of Directors meeting attended. In addition, they will be entitled to reimbursement for their reasonable out-of-pocket expenses in connection with travel to and from meetings of the Board of Directors or committees thereof and to periodic grants of options to purchase Common Stock.

  Nonemployee Director Stock Option Plan. The Goodrich Petroleum Corporation 1995 Nonemployee Director Stock Option Plan (the "Director Option Plan") provides for the grant of options to acquire Common Stock, to be granted to each director who is not and has never been an employee of the Company (an "Eligible Director"). The purposes of the Director Option Plan are to attract and retain the services of experienced and knowledgeable outside directors of the Company and to provide an incentive for such outside directors to increase their proprietary interest in the Company's long-term success and progress. The Director Option Plan covers an aggregate of 500,000 shares of Common Stock (subject to adjustments in the event of stock dividends, stock splits and certain other events). Each of the options granted under the Director Option Plan will be non-qualified stock options. Each of the Nonemployee Directors received options to purchase 20,000 shares of Common Stock upon completion of the merger of Patrick and La/Cal in August 1995.

  On the date of any subsequent annual meetings of stockholders prior to the termination of the Director Option Plan, each Nonemployee Director who is continuing in office will automatically receive an option to purchase an additional 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

  Exercisability. Each option granted under the Director Option Plan will expire in all cases ten years from the date the option is granted. If an option holder ceases to be a director of the Company for cause or voluntarily (other than by reason of mandatory retirement) not at the request of the Board, the option may be exercised within the three month period following the date of cessation (if otherwise within the option period), but not thereafter. If an option holder becomes disabled or dies while a director of the Company, such option may be exercised in full within 12 months after the date the option holder becomes disabled or dies (if otherwise within the option period). If an option holder ceases to be a director of the Company for any reason other than those listed in the two preceding sentences, the option may be exercised in full within three months after the date of cessation (if otherwise within the option period), but not thereafter. If an option holder dies within the three-month period after ceasing to be a director of the Company, such option may be exercised (to the extent such option was exercisable by the option holder at the time of his death) within 12 months after the date of death (if otherwise within the option period).

  Proposal number two of this Proxy extends the exercise period under the Nonemployee Director Stock Option Plan to twelve months after the date a director ceases to hold office. See "Proposal 2--To Amend the 1995 Nonemployee Director Stock Option Plan."

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table summarizes with respect to the Company's Chief Executive Officer, certain information relating to the compensation earned for services rendered in all capacities during the years indicated.

                         SUMMARY COMPENSATION TABLE(1)

                                                              LONG-TERM
                                                             COMPENSATION
                                                             ------------
                                                              SECURITIES
                                ANNUAL COMPENSATION(2)        UNDELRYING
   NAME AND PRINCIPAL    FISCAL ----------------------         OPTIONS     ALL OTHER
        POSITION          YEAR          SALARY         BONUS   (NUMBER)   COMPENSATION
   ------------------    ------         ------         ----- ------------ ------------
Walter G. Goodrich......  1995         $56,500          -0-    250,000        -0-
 President and Chief
 Executive Officer

- --------
(1) The Company commenced operations on August 15, 1995 as the successor to La/Cal. La/Cal did not pay compensation to any of the officers of the Company during 1995.
(2) During the years ended December 31, 1994 and 1995, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table.

GOODRICH PETROLEUM CORPORATION 1995 STOCK OPTION PLAN ("GOODRICH PLAN")

  The Goodrich Plan provides for the granting of options (either incentive stock options within the meaning of Section 422(b) of the Code, or options that do not constitute incentive stock options ("nonqualified stock options")), restricted stock awards, stock appreciation rights, long-term incentive awards, and phantom stock awards, or any combination thereof. The Goodrich Plan covers an aggregate of 3,000,000 shares of Common Stock (subject to certain adjustments in the event of stock dividends, stock splits and certain other events). No more than 500,000 shares of Common Stock, subject to adjustments, may be issued pursuant to grants made under the Goodrich Plan to any one employee in any one year. The limitation set forth in the preceding sentence will be applied in a manner which permits compensation generated in connection with the exercise of options, stock appreciation rights and, if determined by the Compensation Committee, restricted stock awards to constitute "performance-based" compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  Administration. The Goodrich Plan is administered by the Compensation Committee which consists of two or more persons who are outside and disinterested directors for purposes of the Code and the Exchange Act. The Compensation Committee has the power to determine which employees will receive an award, the time or times when such award will be made, the type of the award and the number of shares of Common Stock to be issued under the award or the value of the award. Only persons who at the time of the grant are employees or consultants of the Company or of any subsidiary of the Company are eligible to receive grants under the Goodrich Plan.

  Options. The Goodrich Plan provides for two types of options: incentive stock options and nonqualified stock options. The Compensation Committee will designate the employees to receive the options, the number of shares subject to the options, and the terms and conditions of each option granted under the Goodrich Plan. The term of any option granted under the Goodrich Plan shall be determined by the Compensation Committee; provided, however, that the term of any incentive stock option cannot exceed ten years from the date of the grant and any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiary within the meaning of Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. The exercise price per share of Common Stock of options granted under the Goodrich Plan is determined by the Compensation Committee; provided, however, that such exercise price cannot be less than the fair market value of a share of Common Stock on the date the option is granted (subject to adjustments). Further, the exercise price of any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries within the meaning of
Section 422(b)(6) of the Code must be at least 110% of the fair market value of the shares at the time such option is granted. The exercise price of options granted under the Goodrich Plan is paid in full in a manner prescribed by the Compensation Committee.

  Restricted Stock Awards. Pursuant to a restricted stock award, shares of Common Stock will be issued or delivered to the employee at any time the award is made without any cash payment to the company, except to the extent otherwise provided by the Compensation Committee or required by law; provided, however, that such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to the Company as may be determined in the discretion of the Compensation Committee. The restrictions on disposition may lapse based upon (a) the Company's attainment of specific performance targets established by the Compensation Committee that are based on (i) the price of a share of Common Stock, (ii) the Company's earnings per share, (iii) the Company's revenue, (iv) the revenue of a business unit of the Company designated by the Compensation Committee, (v) the return on stockholders' equity achieved by the Company, or (vi) the Company's pre-tax cash flow from operations, (b) the grantee's tenure with the Company, or (c) a combination of both factors. The Company retains custody of the shares of Common Stock issued pursuant to a restricted stock award until the disposition restrictions lapse. An employee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares until the expiration of the restriction period. However, upon the issuance to the employee of shares of Common Stock pursuant to a restricted stock award, except for the foregoing restrictions, such employee will have all the rights of a stockholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.

  Stock Appreciation Rights. A stock appreciation right permits the holder to receive an amount (in cash, Common Stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of Common Stock on the exercise date over the stock appreciation rights' exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option and no stock appreciation right may be exercised earlier than six months from the date of grant. A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Compensation Committee.

  Long-Term Incentive and Phantom Stock Awards. The Goodrich Plan permits grants of long-term incentive awards ("performance awards") and phantom stock awards, which may be paid in cash, Common Stock, or a combination thereof as determined by the Compensation Committee. Performance awards granted under the Goodrich Plan have a maximum value established by the Compensation Committee at the time of the grant. A grantee's receipt of such amount is contingent upon satisfaction by the Company, or any subsidiary, division or department thereof, of future performance conditions established by the Compensation Committee prior to the beginning of the performance period. Such performance awards, however, shall be subject to later revisions as the Compensation Committee shall deem appropriate to reflect significant unforeseen events or changes. A performance award will terminate if the grantee's employment with the Company terminates during the applicable performance period. Phantom stock awards granted under the Goodrich Plan are awards of Common Stock or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vest over a period of time or upon the occurrence of a specific event(s) (including, without limitation, a change of control) established by the Compensation Committee, without payment of any amounts by the holder thereof (except to the extent required by law) or satisfaction of any performance criteria or objectives. A phantom stock award terminates if the grantee's employment with the Company terminates during the applicable vesting period or, if applicable, the occurrence of a specific event(s), except as otherwise provided by the Compensation Committee at the time of grant. In determining the value of performance awards or phantom stock awards, the Compensation Committee shall take into account the employee's responsibility level, performance, potential, other awards under the Goodrich Plan, and other such consideration as it deems appropriate. Such payment may be made in a lump sum or in installments as prescribed by the Compensation Committee. Any payment made in Common Stock will be based upon the fair market value of the Common Stock on the payment date.

STOCK OPTIONS

  The following table sets forth information concerning the grant of stock options under the Goodrich Petroleum Corporation 1995 Stock Option Plan to the executive officer in the Summary Compensation Table during fiscal 1995.

                                                                              POTENTIAL
                                                                             REALIZABLE
                                                                              VALUE AT
                            INDIVIDUAL GRANTS                                  ASSUMED
- -------------------------------------------------------------------------- RATES OF STOCK
                                    PERCENTAGE OF                               PRICE
                                    TOTAL OPTIONS                           APPRECIATION
                                     GRANTED TO   EXERCISE                       FOR
                         NUMBER OF    EMPLOYEES    PRICE                   OPTION TERM(1)
                          OPTIONS        IN         PER      EXPIRATION    ---------------
          NAME           GRANTED(2)  FISCAL 1995   SHARE        DATE         5%      10%
          ----           ---------- ------------- -------- --------------- ------- -------
Walter G. Goodrich......  250,000       39.7      1.065625 August 15, 2000 167,836 423,586

- --------
(1) The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the stock price will appreciate at the rates shown in the table.
(2) Represents options to purchase the respective number of shares of Common Stock which become exercisable at 25% per year commencing August 1996.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth information concerning option exercises and the value of unexercised options held by the executive officer of the Company named in the Summary Compensation Table.

   AGGREGATE OPTION EXERCISES IN 1995 AND OPTION VALUES AT DECEMBER 31, 1995

                               NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                  OPTIONS HELD AT           OPTIONS HELD AT
                               DECEMBER 31, 1995(1)        DECEMBER 31, 1995(1)
                             ------------------------- -------------------------
            NAME             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
            ----             ----------- ------------- ----------- -------------
Walter G. Goodrich..........     -0-        250,000        -0-            -

- --------
(1) Computed based on the different between aggregate fair market value and aggregate excise price. The fair market value of the Company's Common Stocks on December 29, 1995 was $.8125 per share based on the average of the high and low sales prices on the New York Stock Exchange on such date.

  No stock options were exercised by Mr. Goodrich in 1995.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. Jeff H. Benhard, Basil M. Briggs, and Arthur A. Seeligson, III, none of whom are officers or employees of the Company. The Compensation Committee was formed on September 11, 1995. The committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of the Company, and administering the Company's stock option plans under which stock-related grants and awards may be made to employees of the Company. Prior to the formation of the committee, compensation decisions were made by the entire Board of Directors of the Company. The members of the Compensation Committee have furnished the following report on executive compensation for 1995.

  The Company has developed a compensation policy which is designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package of executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or stock and tied to the individual's or the Company's achievement of certain goals or milestones, and (iii) long-term stock based incentive awards which strengthen the mutuality of interest between the executive officers and the Company's stockholders.

  In determining the level and position of compensation for each of the Company's executive officers, the Board of Directors took into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Board generally seeks to set salaries at the low to medium end of the range in comparison to peer group companies. In setting such salaries, the Board considers its peer group to be certain companies in the energy exploration and production industry with market capitalizations similar to that of the Company. In addition, in evaluating the performance of management, the Board takes into consideration such factors as successful acquisitions and operating results. In addition, the Board recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability, and contributions to the industry and community development.

  For 1995, the Board included in its evaluations the successful merger between Patrick and La/Cal, the establishment of a bank credit facility, the refinancing of existing Patrick and La/Cal debt during 1995, and as well as improved operating results for 1995. Base compensation is established by the Compensation Committee, subject to the approval of the Board of Directors, and reviewed annually. When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive, and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility and compensation levels of comparable companies. No predetermined weights are given to any one of such factors. The salaries for each of the executive officers in 1995, including the Company's Chief Executive Officer, were determined based upon the foregoing factors. In 1995, Mr. Walter G. Goodrich, the Company's Chief Executive Officer, was paid at an annual rate of $150,000, pursuant to an employment contract between Mr. Goodrich and the Company.

  In addition to each executive officer's base compensation, the Board may award cash bonuses and/or grant awards under the Company's stock option plan to chosen executive officers depending on the extent to which certain personal and corporate performance goals are achieved. Such goals are the same as discussed above. No cash bonuses or stock awards were made for 1995. In deciding not to pay bonuses for 1995, the Compensation Committee took into account the fact that the Company had only operated on a combined basis since mid-August and the stock option grants made to executive officers of the Company in connection with the Patrick/La/Cal combination.

  Mr. Walter G. Goodrich, the Company's President and Chief Executive Officer, received options to purchase 250,000 shares of Common Stock of the Company at an exercise price of 110% of the market price per share on the date of the grant ($1.065625 per share). The options granted to Mr. Goodrich vest equally over four years from the date of the grant and have a five year term.

  The Board has not yet adopted a policy with respect to the limitation under the Federal Tax Code that generally limits the Company's ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year.

  This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The foregoing report is given by the following members of the Board of Directors.

                                          Jeff H. Benhard
                                          Basil M. Briggs
                                          Arthur A. Seeligson,

PERFORMANCE GRAPH

  The following performance graph compares the performance of the Common Stocks to the Dow Jones Equity Market Index and the Dow Jones Secondary Oil Index for the period beginning August 31, 1995 and ending February 29, 1996. The graph assumes that the value of the investment in the shares of Common Stock and each index was $100 at August 31, 1995 (using the closing price of $1.125 for the Company's Shares), and that all dividends were reinvested. The Common Stock began trading on the New York Stock Exchange on August 15, 1995. Prior to that time there was no market in the Company's stock and, accordingly, five year data is not applicable.

                    COMPARISON OF MONTHLY CUMULATIVE RETURN
                     AMONG GOODRICH PETROLEUM CORPORATION
        DOW JONES EQUITY MARKET INDEX AND DOW JONES SECONDARY OIL INDEX


COMPANY                 8/31/95          9/29/95      10/31/95      11/30/95      12/29/95      1/31/96       2/29/96
- ----------------------------------------------------------------------------------------------------------------------
Goodrich Petroleum
 Corporation.........     100             111.11         88.88         83.33        72.22          72.22         77.77
Dow Jones Equity
 Market Index........     100             104.17        103.69        108.48       110.46         114.14        115.51
Dow Jones Secondary
 Oil Index...........     100               92.20        93.99        100.15       104.97         104.33        104.44
- -----------------------------------------------------------------------------------------------------------------------

  The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

  There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal 1995, no executive officer of the Company served as (i) a member of the Compensation Committee (or other Board committees performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a Director of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

DISCLOSURE OF FILINGS BY INSIDERS

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Common Stocks, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than 10% Stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

  To the Company's knowledge based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% Stockholders were complied with, except Jeff Benhard, who filed a Form 4 in January 1996 that should have been filed in August 1995.

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

 Relationship Before the Merger

  In connection with the formation of La/Cal in July 1993 and the related financing, Messrs. Henry Goodrich, Walter G. Goodrich, Roland L. Frautschi and
J. Michael Watts, and entities affiliated with them, became entitled to certain back-in and carried interests with respect to the interests in the properties which were contributed to La/Cal. Such persons also received certain promotional interests at the time such properties were acquired prior to the formation of La/Cal. Each of Messrs. Henry Goodrich, Walter G. Goodrich, Frautschi and Watts were entitled to such promotional and back-in rights pursuant to the terms of participation agreements with working-interest participants in the properties in which La/Cal subsequently acquired and now owns working interests. All such promotional and back-in interests of such persons and their affiliates, as well as such persons' other participation interests, for which such persons paid their full share of drilling expenses, were contributed to La/Cal in July 1993 in connection with the organization of the partnership and the related financing. During 1995, La/Cal made cash distributions to such persons and their affiliates in connection with all of the partnership interests held by such persons and their affiliates as follows: Mr. Henry Goodrich (1995--$41,274); Mr. Walter G. Goodrich (1995-- $523,027); Mr. Frautschi (1995--$41,539); and Mr. Watts (1995--$69,913).

  Messrs. Henry Goodrich, Walter G. Goodrich, Frautschi and Watts were employees of Goodrich Oil Company from January 1, 1995 to August 15, 1995. Such persons received cash compensation from Goodrich Oil Company of $3,275, $32,304, $30,414 and $52,009 during 1995. During these periods, Goodrich Oil Company also reimbursed such individuals for certain out-of-pocket business expenses. Mr. Walter G. Goodrich and Mr. Frautschi resigned as officers and employees of Goodrich Oil Company in August 1995.

  The Company leases office space in Shreveport, Louisiana from Goodrich Oil Company at a monthly cost of approximately $3,000.

 Joint Participation Agreement with Goodrich Oil Company

  During the negotiations between Patrick and La/Cal, representatives of Patrick requested that the Company have participation rights in prospects generated and drilled by Goodrich Oil Company after the Merger. Goodrich Oil Company is owned by Henry Goodrich, who is the father of the Company's Chief Executive Officer and is the Chairman of the Board of the Company, and is engaged in developing oil and gas drilling programs for its participants, primarily in South Louisiana and East Texas. Goodrich Oil Company is a party to participation agreements, with certain industry partners and individual investors pursuant to which such persons (the "GOC Participants") invest in drilling programs developed by Goodrich Oil Company. Goodrich Oil Company continued to operate with geologists and other professional personnel separate from the Company.

  The Company entered into a Joint Participation Agreement with Goodrich Oil Company pursuant to which the Company and Goodrich Oil Company agreed to offer to the other a 50% participation interest in such company's share of all drilling prospects and acquisitions of producing properties identified after August 15, 1995 by either company. Accordingly, the GOC Participants will have the opportunity to invest, through Goodrich Oil Company, in prospects or acquisitions identified by the Company, and the Company will have the opportunity to participate in future Goodrich Oil Company drilling programs and acquisitions. Goodrich Oil Company will not receive any compensation or management fees from the Company, and the Company will not receive any such fees from Goodrich Oil Company, in connection with such arrangements. The Joint Participation Agreement will terminate on the earlier of (i) December 31, 2000, or (ii) at such time as neither Walter G. Goodrich or Henry Goodrich is an employee, director or consultant of the Company.

  Pursuant to the Joint Participation Agreement, the Company has the right to approve each drilling prospect or acquisition. Management of the Company presents each Goodrich Oil Company drilling prospect or acquisition to the Joint Participation Committee for approval prior to acceptance of such program. The Company will not forfeit its participation rights on future programs if the Company elects not to participate in a proposed prospect or acquisition, and Goodrich Oil Company will not lose its participation rights in future prospects or acquisitions by electing not to participate in a prospect or acquisition proposed by the Company.

  The Company believes that its association as a participant with Goodrich Oil Company will increase the number of drilling prospects to which the Company is exposed and will permit the Company to pursue valuable drilling opportunities which will contribute to the Company's growth. In addition, Mr. Goodrich will provide valuable geological and business advice to the Company regarding its participation in Goodrich Oil Company programs and the Company's internally generated prospects.

 Participation Agreements

  Pursuant to the participation agreements between Goodrich Oil Company and the GOC Participants, each of Henry Goodrich, Walter G. Goodrich, Roland L. Frautschi and J. Michael Watts were entitled to certain back-in or carried participating interests upon the recoupment of costs associated with wells in which Goodrich Oil Company participates. All such interests owned by Henry Goodrich, Walter G. Goodrich, Roland L. Frautschi and J. Michael Watts were and will be assigned to the Company with respect to wells approved during the period when such person has an employment or consulting relationship with, or is a member of the Board of Directors of, the Company. Generally, participation accounting in individual exploration programs is conducted on a per-well basis. After the payout of an individual program well, the Company's working interest in the individual well (assuming that the Company and Goodrich Oil Company collectively hold a 100% combined working interest in the well) will increase to approximately 53-55% as a result of the assignment of the back-in and/or carried working interests from such persons.

  Since prior to the formation of La/Cal, Henry Goodrich, Walter G. Goodrich, Roland L. Frautschi and J. Michael Watts have personally participated in Goodrich Oil Company's drilling programs. Such persons have paid their pro rata share of all expenses associated with their interests in each prospect. It is anticipated that such persons may continue to participate in future Goodrich Oil Company drilling programs in the future. It is anticipated that the sum of such persons' participation interests in future Goodrich Oil Company drilling programs should not exceed 10% of the aggregate interests of the GOC Participants.

  A significant percentage of the gas sold by La/Cal is, and after the Merger a significant percentage of the gas sold by the Company has been and will be, marketed through Natural Gas Ventures, L.L.C. ("NGV") which was organized by affiliates of Goodrich Oil Company. Participants in NGV marketing activities participate in any profits or other benefits to NGV on a pro rata basis based upon gas sold through the venture.

 Consulting Agreement with Henry Goodrich

  The Company entered into a five-year consulting agreement with Mr. Henry Goodrich commencing August 15, 1995. Mr. Goodrich provides consulting services to the Company with regard to the identification and evaluation of acquisition and drilling opportunities, financing transactions, investor relations and other matters. Mr. Goodrich receives annual consulting fees from the Company of $150,000 for such services over the five-year term of the agreement. Mr. Goodrich also received a grant of options to purchase 250,000 shares of Common Stock at the closing price for such shares on August 15, 1995.

 Consulting Agreement with Leo E. Bromberg

  The Company entered into a five-year consulting agreement with Mr. Leo E. Bromberg commencing October 20, 1995, which the Company or Mr. Bromberg may terminate on any anniversary date of the consulting agreement. Mr. Bromberg provides consulting services to the Company with regard to the acquisition and financing of hydrocarbon assets. Mr. Bromberg receives annual consulting fees from the Company of $120,000 for such services over the five-year term of the agreement.

     PROPOSAL 2--TO AMEND THE 1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

  At the Annual Meeting, the stockholders will be asked to approve an amendment (the "Amendment") to the Company's 1995 Nonemployee Director Stock Option Plan (the "Director Option Plan") to extend the option exercise period for Nonemployee Directors whose membership on the Board terminates for a reason other than disability or death. The Amendment was unanimously approved by the Board on March 13, 1996, subject to stockholder approval at the Annual Meeting.

  Below is a summary of the primary features of the Amendment and the Director Option Plan. A copy of the Amendment is attached hereto as Appendix I hereto, and a copy of the Director Option Plan and revised Nonemployee Director Stock Option Agreement is available upon a stockholder's written request to the Company at 5847 San Felipe, Suite 700, Houston, Texas 77057. Approval of the Amendment requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting.

DESCRIPTION OF THE AMENDMENT

  Prior to the Amendment, in the event a Nonemployee Director's membership on the Board terminates for a reason other than disability or death, the Nonemployee Director's outstanding options are exercisable in full by the Nonemployee Director at any time during a period of three months following such termination or, if the Nonemployee Director dies during such three-month period, by the Nonemployee Director's estate (or the person who acquires the option by will or the laws of descent and distribution or otherwise by reason of the death of the Nonemployee Director) at any time during a period of one year following the Director's death, subject to the expiration date of such options.

  The Amendment provides that, in the event a Eligible Director's membership on the Board terminates for a reason other than disability or death, the Eligible Director's outstanding options would be exercisable in full by the Eligible Director at any time during a period of one year following such termination or, if the Eligible Director dies during such one-year period, by the Eligible Director's estate (or the person who acquires the option by will or the laws of descent and distribution or otherwise by reason of the death of the Eligible Director) at any time during a period of one year following the Director's death, subject to the expiration date of such options.

DESCRIPTION OF THE DIRECTOR OPTION PLAN

  The Director Option Plan is intended to promote the interests of the Company and its stockholders by helping award and retain directors who are not and who have never been employees of the Company or its subsidiaries ("Eligible Directors") and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Shares issuable pursuant to the Director Option Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose. The aggregate maximum number of shares authorized to be issued under the Director Option Plan pursuant to grants of stock options is 500,000 shares of Common Stock (which amount is subject to adjustment upon a reorganization, stock split, recapitalization, or other change in the Company's capital structure). Shares subject to expired options are not counted against the number of shares available under the Director Option Plan.

ELIGIBILITY

  Only Eligible Directors are eligible to receive options under the Director Option Plan.

TERM OF THE DIRECTOR OPTION PLAN

  The Director Option Plan was effective as of August 15, 1995 (the "Effective Date"). If not sooner terminated by the Board, the Director Option Plan will terminate on the date that the remaining shares of Common Stock that may be issued under the Director Option Plan are not sufficient to cover the options required to be granted under the terms of the Director Option Plan.

OPTION AWARDS

  Under the terms of the Director Option Plan, each Eligible Director who served in such capacity on the Effective Date received a grant of a nonstatutory stock option to acquire 20,000 shares of Common Stock. Each Eligible Director elected or appointed to the Board after the Effective Date will receive, as of the date of such election or appointment, a grant of a nonstatutory stock option to acquire 20,000 shares of Common Stock (which amount is subject to adjustment upon a reorganization, stock split, recapitalization, or other change in the Company's capital structure). Further, each Eligible Director serving in such capacity immediately after an Annual Meeting in a year subsequent to the Effective Date and not receiving an initial grant as of such date will receive, as of the date of such Annual Meeting, a grant of a nonstatutory stock option to acquire 10,000 shares of Common Stock (which amount is subject to adjustment upon a reorganization, stock split, recapitalization, or other change in the Company's capital structure). The exercise price for shares purchased pursuant to an option granted under the Director Option Plan is the mean of the high and low prices of the shares of Common Stock subject to the option as reported on the New York Exchange composite tape on the date the option is granted or on the last preceding date on which such prices were so reported. Options granted under the Director Option Plan are for a term of ten years from the date of grant. Options granted under the Director Option Plan are fully exercisable following the date of grant. Options granted under the Director Option Plan are not transferable by the option holder except by will or by the laws of descent and distribution and are exercisable only by the Eligible Director (or his or her guardian or legal representative) during the lifetime of the Eligible Director. The option price upon exercise may be paid by a Eligible Director in cash, other shares of Common Stock owned by the Eligible Director, or by a combination of cash and Common Stock.

TERMINATION OF BOARD MEMBERSHIP

  Under the current terms of the Director Option Plan, the exercisability of outstanding options granted under the Director Option Plan after the Eligible Director's membership on the Board terminates is determined based on the reason for such termination. In the event the Eligible Director's membership on the Board terminates by reason of disability or death, the Eligible Director's outstanding options are exercisable in full at any time during a period of one year following such termination, subject to the expiration date of such options. In the event the Eligible Director's membership on the Board terminates for a reason other than disability or death, the Eligible Director's outstanding options are exercisable in full at any time during a period of three months following such termination or, if the Eligible Director dies during such three-month period, by the Eligible Director's estate (or the person who acquires the option by will or the laws of descent and distribution or otherwise by reason of the death of the Eligible Director) at any time during a period of one year following the Director's death, subject to the expiration date of such options. If the Amendment is approved, then, in the event a Eligible Director's membership on the Board terminates for a reason other than disability or death, the Eligible Director's outstanding options will be exercisable in full at any time during a period of one year following such termination or, if the Eligible Director dies during such one-year period, by the Eligible Director's estate (or the person who acquires the option by will or the laws of descent and distribution or otherwise by reason of the death of the Eligible Director) at any time during a period of one year following the Eligible Director's death, subject to the expiration date of such options.

CORPORATE CHANGE

  If the Company is not the surviving entity in any merger or consolidation, all options outstanding under the Director Option Plan will be exercisable for the number and class of securities or property that the Eligible Director would have been entitled to had the option already been exercised. If the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets or if the Company is dissolved and liquidated, each Eligible Director must surrender his outstanding options to the Company and the Company will cancel such options and pay to each Eligible Director and amount of cash equal to the per share price offered to stockholders of the Company in any such sale lease exchange of assets or dissolution transaction for the shares subject to such options over the exercise prices under such options for such shares.

AMENDMENTS

  The Board may terminate the Director Option Plan at any time with respect to any shares for which options have not yet been granted. Further, the Board may alter or amend the Director Option Plan from time to time; provided, however, the Director Option Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder; and provided, further, that no amendment may adversely affect the rights of any holder of an outstanding option, or any unexercised portion thereof, without the holder's consent and that no alteration or amendment that materially increases the benefits accruing to Eligible Directors under the Director Option Plan, increases the aggregate number of shares of Common Stock that may be issued pursuant to the Director Option Plan, increases or decreases the number of shares subject to each option, changes the schedule of grants, extends the terms of the options, changes the class of individuals eligible to receive options under the Director Option Plan or extends the term of the Director Option Plan may be adopted without the prior approval of the stockholders of the Company.

FEDERAL INCOME TAX ASPECTS OF THE DIRECTORS PLAN

  An Eligible Director will not recognize any taxable income at the time an option is granted under the Director Option Plan. Ordinary income will be recognized by a Eligible Director at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price for such shares. However, if other shares of Common Stock have been purchased by a Eligible Director within six months of the exercise of an option, recognition of the income attributable to such exercise may under certain circumstances be postponed for a period of up to six months from the date of such purchase of such other shares of Common Stock due to liability to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If applicable, one effect of any such postponement would be to measure the amount of the Eligible Director's taxable income by reference to the fair market value of such shares at the time such liability to suit under Section 16(b) of the Exchange Act no longer exists (rather than at the earlier date of the exercise of the option). Upon a Eligible Director's exercise of an option granted under the Director Option Plan, the Company may claim a deduction for compensation paid at the same time and in the same amount as ordinary income is recognized by the Eligible Director.

  The Director Option Plan is not qualified under section 401(a) of the Code.

  The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the Director Option Plan. No consideration has been given to the effects of state, local, or other tax laws on the Director Option Plan or a Eligible Director.

INAPPLICABILITY OF ERISA

  Based upon current law and published interpretations, the Company does not believe the Director Option Plan is subject to any of the provisions of ERISA.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1995 ELIGIBLE DIRECTOR STOCK OPTION PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                       PROPOSAL 3--APPROVAL OF AUDITORS

  The Board has appointed the firm of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1996, subject to ratification by the Company's stockholders. KPMG Peat Marwick LLP has acted as the Company's auditors since inception. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting.

  The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote in person or by proxy at the 1996 Annual Meeting is required to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1996.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                STOCKHOLDERS PROPOSALS AND DIRECTOR NOMINATIONS

  Stockholders may propose matters to be presented at stockholders' meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

PROPOSALS FOR 1997 ANNUAL MEETING

  Pursuant to various rules promulgated by the SEC, any proposals of holders of Common Stock intended to be presented to the annual meeting of stockholders of the Company to be held in 1997 must be received by the Company, addressed to Glynn E. Williams, Jr., Secretary, 5847 San Felipe, Suite 700, Houston, Texas 77057, no later than February 20, 1997, to be included in the Company proxy statement and form of proxy relating to that meeting. With respect to business to be brought before the Annual Meeting, the Company has not received any notices from its stockholders.

  In addition to the SEC rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before the Company's annual meetings of stockholders beginning with the 1997 Annual Meeting of Stockholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder of the Company who is a stockholder of record at the time of giving of notice thereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice in writing of the business to be brought before an annual meeting of stockholders of the Company to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the Company's principal executive offices, 5847 San Felipe, Suite 700, Houston, Texas 77057, on or before February 20, 1997. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of Common Stock that are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set for in the foregoing bylaw provisions. Notwithstanding anything in the Company's bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

NOMINATIONS FOR 1997 ANNUAL MEETING AND FOR ANY SPECIAL MEETINGS

  Only persons who are nominated in accordance with the following procedures will be eligible for election, and to serve, as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time of giving of notice thereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to or mailed and received at the Company's principal executive offices, 5847 San Felipe, Suite 700, Houston, Texas 77057 (i) with respect to an election to be held at the annual meeting of stockholders of the Company, before February 20, 1997, and (ii) with respect to an election to be held at a special meeting of stockholders of the Company for the election of Directors, not later than the close of business on the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company's books, of such stockholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. In the event a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                                          By Order of the Board of Directors

                                          Walter G. "Gil" Goodrich
                                          President and Chief Executive
                                           Officer

Houston, Texas
April 2, 1996

                                                                     APPENDIX I

                              FIRST AMENDMENT TO
                        GOODRICH PETROLEUM CORPORATION
                  1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

  WHEREAS, GOODRICH PETROLEUM CORPORATION (the "Company") has heretofore adopted the GOODRICH PETROLEUM CORPORATION 1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN (the "Plan"); and

  WHEREAS, the Company desires to amend the Plan in certain respects;

  NOW, THEREFORE, the Plan shall be amended as follows:

  1. Subject to the provisions of paragraph 2 hereof, Paragraph 3 of the Nonemployee Director Stock Option Agreement, which is incorporated by Article II of the Plan, shall be deleted in its entirety and the following shall be substituted therefor:

    "3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its President and Chief Executive Officer, at any time and from time to time after the date of grant hereof. This Option is not transferable by Director otherwise than by will or the laws of descent and distribution, and may be exercised only by Director (or Director's guardian or legal representative) during Director's lifetime. If a Director's membership on the Board of Directors of the Company (the "Board") terminates, this Option may be exercised as follows:

      (a) If Director's membership on the Board terminates by reason of disability, this Option may be exercised in full by Director (or Director's guardian or legal representative or Director's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such termination.

      (b) If Director dies while a member of the Board, Director's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time during the period of one year following the date of Director's death.

      (c) If Director's membership on the Board terminates for any reason other than as described in (a) or (b) above, this Option may be exercised in full by Director at any time during the period of one year following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following the date of the Director's death if Director dies within such one-year period.

    This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (A) in cash (including check, bank draft or money order payable to the order of the Company), (B) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (C) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option."

  2. This amendment to the Plan shall be effective with respect to all options outstanding under the Plan on or after August 15, 1995, provided that it is approved by the stockholders of the Company at the 1996 Annual Meeting of Stockholders.

  3. As amended hereby, the Plan is specifically ratified and reaffirmed.

                        GOODRICH PETROLEUM CORPORATION

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
      THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 1996

     The undersigned hereby constitutes and appoints Walter G. Goodrich and Glynn E. Williams, Jr. and each and either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Goodrich Petroleum Corporation to be held at Wheless Auditorium, Commercial Center, 333 Texas Street, Shreveport, Louisiana, on May 22, 1996 at 11:00 a.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE THREE NOMINEES AND FOR PROPOSALS 2 AND 3.

               (To be Signed and Continued on the Reverse Side.)

 SEE REVERSE SIDE
- ------------------

[X]   Please mark
      your votes as in
      this example.
                        FOR          WITHHOLD
                  To vote for all    AUTHORITY        Nominees: Sheldon Appel
                  Nominees listed                               John C. Napley
                                                                J. Michael Watts
                      [_]              [_]                        [_]
1.  ELECTION OF
    DIRECTORS





FOR all nominees listed
(except as marked to the contrary below)

- ---------------------------------


2.  Proposal to approve an           FOR           AGAINST           ABSTAIN
    amendment to the                 [_]             [_]               [_]
    Company's 1995 Non-
    Employee Director
    Stock Option Plan.


3.  Proposal to ratify the           FOR           AGAINST           ABSTAIN
    appointment of KPMG              [_]             [_]               [_]
    Peat Marwick LLP as
    the Company's
    independent auditors
    for the fiscal year
    ended December 31,
    1996.




                         STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE:___________________________           DATE:____________________,  1996

SIGNATURE:___________________________           DATE:____________________,  1996
                IF HELD JOINTLY

NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.